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                                                                     EXHIBIT 2.2

                      Bylaws of AuctionAnything.com, Inc.

                               Article I Offices

The principal office of the corporation shall be in the city of Orlando, county of Orange, state of Florida. The corporation may also have offices at such other places within or without the state of Florida as the board may from time to time determine or the business of the corporation may require.

                            Article II Shareholders

     1. Place of Meetings. Meetings of shareholders shall be held at the principal office of the corporation or at such place within or without the state of Florida as the board shall authorize.

     2. Annual Meeting. The annual meeting of the shareholders shall be held on the first Monday in April at 10 AM each year if not a legal holiday, and, if a legal holiday, then on the next business day following at the same hour, when the shareholders shall elect a board and transact such other business as may properly come before the meeting.

     3. Special Meetings. Special meetings of the shareholders may be called by the board or by the president and shall be called by the president or the secretary at the request in writing if a majority of the board or at the request in writing by shareholders owning a majority of the shared issues and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

    4. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or vote at any meeting of shareholders or any adjournment thereof, or to express consent or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall be not more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed, it shall be determined in accordance with the provisions of law.

    5. Notice of Meetings of Shareholders. Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date, and hour of the meeting, and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten nor more than fifty days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment of their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the record of shareholders, or, if he or she shall have filed with the secretary a written request that notices to him or her to be mailed to some other address, then directed to him or her at such other address.
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     6. Waivers. Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him/her.

     7. Quorum of Shareholders. Unless the certificate of incorporation provides otherwise, the holders of a majority (defined as 1 share over 50%) of the shares entitled to vote there at shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item or business.

     When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

     The shareholders present may adjourn the meeting despite the absence of a quorum.

     8. Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express content or dissent without a meeting may authorize another person or persons to act for him or her by proxy.

     Every proxy must be signed by the shareholder or his or her attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

     9. Qualification of Voters. Every shareholder of record shall be entitled at every meeting of the shareholders to one vote for every share standing in his or her name on the record of shareholders, unless otherwise provided in the Certificate of Incorporation.

     10. Vote of Shareholders. Except as otherwise required by statute or by the Certificate of Incorporation:

     a. Directors shall be elected by a majority (defined as 1 share over 50%) of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

     b. All other corporate action shall be authorized by a majority (defined as 1 share over 50%) of the votes cast.

     11. Written consent of Shareholders. Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the shareholders of all the outstanding shares entitled to vote thereon or signed by such lesser number of holders as may be provided for in the Certificate of Incorporation.

                             Article III Directors

     1. Board of Directors. Subject to any provision on the Certificate of Incorporation, the business of the corporation shall be managed by its board of directors, each of whom shall be at least 18 years of age, and at least a majority (defined as 1 member over 50%) be shareholders.
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     2. Number of Directors. The number of directors shall be no less than 3 and no more than 9. When all of the shares are owned by less than 3 shareholders, the number of directors may be less than three but not less than the number of shareholders. The number of directors may be increased by action of the existing directors or by a vote of the shareholders at an annual meeting.

     3. Election and Term of Directors. At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he or she is elected and until his or her successor has been elected and qualified, or until his or her prior resignation or removal.

     4. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a majority of the directors then in office, although less than a quorum exists, unless otherwise provided in the Certificate of Incorporation. Vacancies occurring by reason of the removal of directors without cause shall be filled by a vote of the shareholders unless otherwise provided in the Certificate of Incorporation. A director elected to fill a vacancy caused by the resignation, death, or removal shall be elected to hold office for the unexpired term of his or her predecessor.

     5. Removal of Directors. Any or all of the directors may be removed for cause by vote of the shareholders or by action of the board. Directors may be removed without cause only by vote of the shareholders.

     6. Resignation. A director may resign at any time by giving written notice to the board, the president, or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

     7. Quorum of Directors. Unless otherwise provided in the Certificate of Incorporation, a majority (defined as 1 member over 50%) of the entire board shall constitute a quorum for the transaction of business or of any specified item of business.

     8. Action of The Board. Unless otherwise required by law, the vote of a majority (defined as 1 member over 50%) of directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board. Each director present shall have one vote regardless of the number of shares, if any, which he or she may hold.

     9. Place and Time of Board Meetings. The board may hold its meetings at the office of the corporation or at such other places, whether within or without the state of Florida, as it may from time to time determine.

     10. Regular Annual Meeting A regular annual meeting of the board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

     11. Notices of Meetings of the Board, Adjournment.

     a. Regular meetings of the board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the board shall be held upon notice to the directors and may be called by the president upon three
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days' notice to each director either personally or by mail or by wire; special meetings shall be called by the president or by the secretary in a like manner on written requests of two directors. Notice of a meeting need not be given to any director who submits a Waiver of Notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him or her.

     b. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time or place. Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

     12. Chairman. The president, or in his absence, a chairman chosen by the board, shall preside at all meetings of the board.

     13. Executive and Other Committees. By resolution adopted by a majority of the entire board, the board may designate from among its members an executive committee and other committees, each consisting of one or more directors. Each such committee shall serve at the pleasure of the board.

     14. Compensation. No compensation, as such, shall be paid to directors for their services, but by resolution of the board, a fixed sum and expenses for actual attendance at each regular meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

     15. Insurance for Corporate Agents. Except as may be otherwise provided under provisions of law, the Board of Directors may adopt a resolution authorizing the purchase and maintenance of insurance on behalf of any agent of the corporation (including director, officer, employee or other agent of the corporation) against liabilities asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, whether or not the corporation would have the power to indemnify the agent against such liability under the Articles of Incorporation, these bylaws or provisions of law.

                              Article IV Officers

     1. Offices, Election, Term.

     a. Unless otherwise provided for in the Certificate of Incorporation, the board may elect or appoint one or more Chief Executive Officers, a president, one or more vice-presidents, a secretary and a treasurer, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided.

     b. All officers shall be elected or appointed to hold office until the meeting of the board following the annual meeting of shareholders.

     c. Each officer shall hold office for the term for which he or she is elected or appointed and until his or her successor has been elected or appointed and qualified.

     2. Removal, Resignation, Salary, Etc.

     a. any officer elected or appointed by the board may be removed by the board with or without cause.

     b. In the event of death, resignation, or removal of an officer, the board in its
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discretion may elect or appoint a successor to fill the unexpired term.

     c. Unless there is only one shareholder, any two or more offices may be held by the same person, except the offices of president and secretary. If there is only one shareholder, all offices may be held by the same person.

     d. The salaries of all officers shall be fixed by the board.

     e. The directors may require any officer to give security for the faithful performance of his or her duties.

     3. Chief Executive Officer. He or she shall preside at all meetings of the shareholders and of the board. If there are more than one CEO, the CEO of operations shall preside.

     4. President. He or she shall have the management of the business of the corporation and shall see that all orders and resolutions of the board are affected.

     5. Vice-Presidents. During the absence or disability of the President, the vice-president, or, if there are more than one, the executive vice president, shall have all the powers and functions of the president. Each vice-president shall perform such other duties as the board shall prescribe.

     6. Secretary. The secretary shall:

     a. Attend all meetings of the board and the shareholders;

     b. Record all votes and minutes of all proceedings in a book to be kept for that purpose;

     c. Give or cause to be given notice of all meetings of shareholders and of special meetings of the board;

     d. Keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board;

     e. When required, prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote thereat, indicating the number of share of each respective class held be each;

     f. Keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner;

     g. Perform such other duties as may be prescribed by the board.

     7. Assistant Secretaries. During the absence or disability of the secretary, the assistant secretary, or, if there are more than one, the one so designated by the secretary or the board, shall have all the powers and functions of the secretary.

     8. Treasurer. The treasurer shall:

     a. Have the custody of the corporate funds and securities;

     b. Keep full and accurate accounts of receipts and disbursements in the corporate books;

     c. Deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board;

     d. Disburse the funds of the corporation as may be ordered or authorized by the board and preserve proper vouchers for such disbursements;

     e. Render to the president and the board at the regular meetings of the board, or whenever they require it, an account of all of his or her transactions as treasurer and of the financial condition of the corporation;

     f. Render a full financial report at the annual meeting of the shareholders if so
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requested;

     g. Be furnished by all corporate officers and agents, at his or her request, with such reports and statements as he or she may require as to all the financial transactions of the corporation;

     h. Perform such other duties as are given to him or her by these bylaws or as from time to time are assigned to him or her by the board or the president.

     9. Assistant Treasurer. During the absence of the treasurer, the assistant treasurer, or, if there are more than one, the one so designated by the secretary or by the board, shall have the powers and functions of the treasurer.

     10. Sureties and Bonds. In the case the board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the board may direct, conditioned upon the faithful performance of his or her duties to the corporation and including responsibility for negligence and for the accounting for all property, funds, or securities of the corporation which may come into his or her hands.

     11. Non-Liability of Directors, Officers, Employees & Other Agents. Neither the Directors, Officers, Employees nor Other Agents of the corporation shall be personally liable for the debts, liabilities, or other obligations of the corporation.

     12. Indemnification by Corporation of Directors, Officers, Employees And Other Agents.

     a. To the extent that a person who is, or was, a director, officer, employee or other agent of this corporation has been successful on the merits in defense of any civil, criminal, administrative or investigative proceeding brought to procure a judgment against such person by reason of the fact that he or she is, or was, an agent of the corporation, or has been successful in defense of any claim, issue or matter, therein, such person shall be indemnified against expense actually and reasonably incurred by the person in connection with such proceeding.

     b. If such person either settles any such claim or sustains a judgment against him or her, then indemnification against expenses, judgments, fines, settlements and other amounts reasonably incurred in connection with such proceedings shall be provided by this corporation but only to the extent allowed by, and in accordance with the requirements of the laws of the state of Delaware.

                       Article V Certificates for Shares

     1. Certificates. The shares of the corporation shall be represented by certificates. They shall be numbered and entered into the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by a CEO, or president or a vice-president and the treasurer or the secretary and shall bear the corporate seal.

     2. Lost or Destroyed Certificates. The board may direct a new certificate or certificates to be issued in place of any other certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate(s) to be lost or
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destroyed. When authorizing such issue of a new certificate or certificates, the board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate(s) alleged to have been lost or destroyed.

     3. Transfers of Shares.

     a. Upon Surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto and to cancel the old certificate; every such transfer shall be entered in the transfer book of the corporation, which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of shareholders.

     b. The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the state of Florida.

     4. Closing Transfer Books. The board shall have the power to close the share transfer books of the corporation for a period of not more than ten days during the thirty day period immediately preceding (1) any shareholders' meeting, or (2) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (3) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed shall be recognized as such for the purpose of (1) receiving notice of or voting at such meeting, or (2) allowing them to take appropriate action, or (3) entitling them to receive any dividend or any other form of distribution.

                             Article VI Dividends

Subject to the provisions of the Certificate of Incorporation and to applicable law, the dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the board may determine. Before payment of any dividend, there may be set aside out of the net profits of the corporation available for dividends such sum or sums as the board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing any property of the corporation, or for such other purpose as the board shall think conducive to the interests of the corporation, and the board may modify or abolish any such reserve.
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                           Article VII Corporate Seal

The seal of the corporation shall be circular in form and bear the words Corporate Seal, Delaware. The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved, or printed.

                     Article VIII Execution of Instruments

AR corporate instruments and documents shall be signed or countersigned, executed, verified, or acknowledged by such officer or officers or other person or persons as the board may from time to time designate.

                            Article IX Fiscal Year

The fiscal year shall begin the first day of January in each year.

             Article X References to Certificate of Incorporation

References to the Certificate of Incorporation in these bylaws shall include all amendments thereto or changes thereof unless specifically excepted.

                           Article XI Bylaw Changes

     Amendment, Repeal, Adoption, Election of Directors

     a. Except as otherwise provided in the Certificates of Incorporation, the bylaws may be amended, or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. Bylaws may also be amended, repealed, or adopted by the board, but any bylaws adopted by the board may be amended by the shareholders entitled to vote thereon as hereinabove provided.

     b. If any bylaw regulating an impending election of directors is adopted, amended, or repealed by the board, there shall be set forth in the notice of the next meeting of the shareholders for the election of directors the bylaw so adopted, amended or repealed, together with a concise statement of the changes made.